UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 27, 2017

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

(a) Department of Justice Lawsuit.

On November 20, 2017, the United States Department of Justice (the "DOJ") filed a lawsuit in the United States District Court for the District of Columbia (the "Court") to enjoin AT&T Inc.'s ("AT&T") proposed merger with Time Warner Inc. ("Time Warner"). AT&T intends to vigorously contest the DOJ's allegations and is confident that the Court will reject the DOJ's challenge to the merger.

(b) Extension of Termination Date.

In accordance with the Agreement and Plan of Merger, dated as of October 22, 2016 (the "Merger Agreement"), among Time Warner, a Delaware corporation, AT&T, a Delaware corporation, West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T, and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T, each of AT&T and Time Warner elected to further extend the "Termination Date" of the Merger Agreement to April 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2017	AT&T INC.

	By:	/s/ David R. McAtee II
David R. McAtee II
Senior Executive Vice President and General Counsel